EXHIBIT 10.3

INTERNATIONAL SHIPHOLDING CORPORATION
11 North Water Street, Suite 18290

Mobile, Alabama 36602

January 13, 2016

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attn: Peter Attridge, Transaction and Loan Services

Email: tls.london@dvbbank.com / Facsimile No.: +44 207 256 4352

Re:Certain requests under that certain Senior Secured Term Loan Credit Agreement dated as of August 26, 2014, as amended, for the vessel GREEN BAY

Dear Sirs:

Reference is made to that certain Senior Secured Term Loan Credit Agreement dated as of August 26, 2014 (as the same has been amended from time to time, the "Credit Agreement"), by and among (1) Central Gulf Lines, Inc., as borrower, (2) International Shipholding Corporation, as guarantor, (3) the lenders from time to time party thereto, (4) DVB Bank SE, as facility agent and as security trustee, and (5) DVB Bank SE, as mandated lead arranger. Reference is further made to that certain letter agreement dated November 4, 2015, by and between DVB Bank SE, as Facility Agent, Security Trustee and Lender under the Credit Agreement, and the Borrower and the Guarantor (the "November Letter Agreement"). Capitalized terms used herein shall have the meanings provided to them in the Credit Agreement and the November Letter Agreement.

In connection with the most recent information provided by the Borrower and the Guarantor to the Lenders and the Agents regarding the implementation of the Company's 2015 restructuring plan, the Guarantor, on behalf of itself and the Borrower, hereby requests that the Lenders and the Agents permit the Guarantor to amend the 2015 restructuring plan, certain aspects of which were set forth in the November Letter Agreement, as follows:

a. substituting the sale of certain of the assets/operations of CG Railway, Inc. (but not including the railferry vessels), which sale shall occur by February 28, 2016, in lieu of both (i) the sale of the assets or stock of N. W. Johnsen & Co., Inc. and (ii) the sale of the Designated Assets designated as the PTFI/MPV notes;

b. permitting the Guarantor to sell either the assets or the stock of Frascati Shops, Inc. and Tower, LLC (the November Letter Agreement currently mentions only the sale of the assets or properties of those entities) and extending the date by which such sales and that of the of the Nadia Ramil shall occur until February 28, 2016;

c. permitting the Guarantor or one of its subsidiaries to receive one (1) mini bulker cargo vessel as consideration for the transfer of the Guarantor's equity

DVB Bank SE

January 13, 2016

interests (which equity interests are held by Bulk Shipholding, Inc., a subsidiary of the Guarantor) in Oslo Bulk Shipping AS and Oslo Bulk Holding Pte.

Please indicate your agreement to the foregoing by signing this letter agreement where indicated below. It is noted that any signature provided by DVB Bank SE is subject to the other lenders to International Shipholding Corporation or its subsidiaries granting the same waivers. If you have any questions, please feel free to contact the undersigned.

Sincerely yours,

INTERNATIONAL SHIPHOLDING CORPORATION

By: David B. Drake

Name: David B. Drake

Title: Vice President – Treasurer

Acknowledged and agreed to

this 13th day of January, 2016

DVB Bank SE, as Facility Agent,

Security Trustee and Lender

By: /s/ Elsa Savvatianou

Name: Elsa Savvatianou

Title: Vice President – Legal Counsel

By: /s/ Georg Junginger

Name: Georg Junginger

Title: Vice President – Legal Counsel

cc: DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Attn: Christoph Clauss

Email: christoph.clauss@dvbbank.com

Facsimile: (212) 858 - 2664